Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 1, 2002, included in the Annual Report (Form 10-K) of American Medical Technologies, Inc. for the year ended December 31, 2001, with respect to the consolidated financial statements and schedules, as amended, included in this Form 10-K/A.

/s/ Ernst & Young LLP

San Antonio, Texas

July 12, 2002

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